Exhibit 4.22

AMENDMENT AND EXCHANGE AGREEMENT

AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”), dated as of October 31, 2007, by and between Wentworth Energy, Inc., an Oklahoma corporation (the “Company”), with headquarters located at 112 E. Oak Street, Suite 200, Palestine, Texas 75801, and YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.), a Cayman Islands exempt limited partnership (the “Buyer”), with headquarters located at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07303.

A.            The Company and the Buyer are parties to that certain Securities Purchase Agreement, dated as of January 12, 2006 (the “Existing Securities Purchase Agreement”), pursuant to which, among other things, the Buyer purchased from the Company an aggregate principal amount of $1,500,000 of secured convertible debentures, of which $1,055,000 in principal amount and $363,573 in accrued interest and other charges of the secured convertible debentures remains outstanding as of the date prior hereto (the “Existing Debentures”), which are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the Existing Debentures as converted, the “Existing Conversion Shares”).

B.            Contemporaneously with the consummation of the transactions contemplated by the Existing Securities Purchase Agreement, (i) the Company and the Buyer, entered into those certain Warrants, dated as of January 12, 2006 (the “Existing Warrants”), which are exercisable, in the aggregate, into 1,500,000 shares of Common Stock (the “Existing Warrant Shares”), (ii) the Company, the Buyer and David Gonzalez, Esq. entered into a Pledge and Escrow Agreement, dated as of January 12, 2006, in favor of the Buyer (the “Existing Pledge and Escrow Agreement”), (iii) the Company, the Buyer and David Gonzalez, Esq. entered into an Escrow Agreement, dated as of January 12, 2006, in favor of the Buyer (the “Escrow Agreement”), (iv) the Company and the Buyer entered into a Security Agreement, dated as of January 12, 2006, in favor of the Buyer (the “Existing Security Agreement”), and (v) Wentworth Oil and Gas, Inc., a Nevada corporation and subsidiary of the Company (“Wentworth Oil”), and the Buyer entered into a Security Agreement, dated as of January 12, 2006, in favor of the Buyer (the “Subsidiary Security Agreement”).

C.            In connection with the execution and delivery of the Existing Securities Purchase Agreement, the Company and the Buyer entered into that certain Investor Registration Rights Agreement, dated as of January 12, 2006 (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.

D.            In connection with the execution and delivery of the Existing Securities Purchase Agreement, the Company issued those certain Irrevocable Transfer Agent Instructions, dated January 12, 2006 (the “Existing Irrevocable Transfer Agent Instructions”), to Empire Stock Transfer, Inc. (the “Transfer Agent”) pursuant to which the Company irrevocably authorized and directed the Transfer Agent to take certain actions with respect to, inter alia, the Existing Conversion Shares and the Existing Warrant Shares.

E.             In connection with the execution and delivery of a letter agreement, dated as of July 20, 2006 (the “July 20 Side Letter”), by and between the Company and the Buyer, certain rights and obligations of the Company and the Buyer with respect to the Existing Securities Purchase Agreement, the Existing Debentures, the Registration Rights Agreement, the Existing Security Agreement, the Subsidiary Security Agreement and documents entered into in connection therewith were modified.

F.             On July 24, 2006, the Company entered into a certain Securities Purchase Agreement (as amended, modified or supplemented prior to the date hereof, the “Existing Note Securities Purchase Agreement”) with the Buyer and the other buyers party thereto (the “Buyers”) pursuant to which the Company issued its 9.15% Senior Secured Convertible Notes (the “Existing Notes”) and its Series A and Series B Warrants (the “Existing Investor Warrants”) to the Buyers.

G.            Contemporaneously with the execution and delivery of the Note Securities Purchase Agreement, the Buyer and the other Buyers and the Collateral Agent (as defined in the Existing Note Securities Purchase Agreement) entered into that certain Intercreditor and Subordination Agreement dated as of July 24, 2006 (the “Existing Intercreditor Agreement”), pursuant to which the Buyer, as Subordinated Lender, the Collateral Agent, as Senior Agent, and the Buyers, as Senior Lenders (as those terms are defined in the Existing Intercreditor Agreement) agreed, inter alia, with respect to the priority of the repayment of their respective claims and their respective liens upon and security interests in the Collateral (as defined in the Existing Intercreditor Agreement).

H.            In connection with the execution and delivery of a letter agreement, dated as of July 25, 2006 (the “July 25 Side Letter”), by and between the Company and the Buyer, (i) both of the Pledge and Escrow Agreement and Escrow Agreement were terminated and (ii) certain rights and obligations of the Company and the Buyer with respect to the Existing Securities Purchase Agreement, the Existing Debentures, the Registration Rights Agreement, the Existing Security Agreement, the Subsidiary Security Agreement and documents entered into in connection therewith were modified.

I.              The Company and the Buyer desire to enter into this Agreement, pursuant to which, among other things, (i) the Company and the Buyer shall amend and restate all of the Buyer’s Existing Debentures for debentures in the form attached hereto as Exhibit A in the aggregate principal amount set forth opposite the Buyer’s name in column (3) on the Securities Schedule attached hereto (the “Amended and Restated Debentures”), which shall be convertible into Common Stock (the “Amended and Restated Conversion Shares”), (ii) the Company and the Buyer shall amend and restate the Buyer’s Existing Warrants for warrants in the form attached hereto as Exhibit B (the “Amended and Restated Warrants”) which shall be exercisable to acquire in the aggregate that number of shares of Common Stock set forth opposite the Buyer’s name in column (4) on the Securities Schedule attached hereto (the “Amended and Restated Warrant Shares”) and (iii) the Company and the Buyer shall amend the Existing Securities Purchase Agreement (as so amended and as further amended, modified or supplemented from time to time the “Securities Purchase Agreement”) and the Existing Security Agreement (as so amended and as further amended, modified or supplemented from time to time, the “Security Agreement”).

J.             Contemporaneously with the execution and delivery of this Agreement, the Company, the Buyer and the other Buyers are entering into those certain Amendment Agreements, dated as of the date hereof (the “Amendment Agreements”), which amend the Existing Note Securities Purchase Agreement (as so amended, and as amended, restated or otherwise modified from time to time, the “Note Securities Purchase Agreement”) to provide for the Company to exchange the Existing Notes and the Existing Investor Warrants for the Amended and Restated Notes and Amended and Restated Warrants and to issue to one of the Buyers a New Note and New Warrants (as those terms are defined in the Note Securities Purchase Agreement), such Amended and Restated Notes and New Notes being collectively referred to herein as, the “Notes”).

K.            The amendment and restatement of the Existing Debentures for the Amended and Restated Debentures and the amendment and restatement of the Existing Warrants for the Amended and Restated Warrants are being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

L.             Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Buyer hereby agree as follows:

1.                                       AMENDMENT AND RESTATEMENT OF EXISTING DEBENTURES AND EXISTING WARRANTS.

(a)           Amendment and Restatement of Existing Debentures and Existing Warrants. Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing contemplated by this Agreement (the “Closing”), the Buyer shall surrender to the Company its Existing Debentures and its Existing Warrants and the Company shall issue and deliver to the Buyer (i) the Amended and Restated Debentures in the aggregate principal amount set forth opposite the Buyer’s name in column (3) on the Securities Schedule and (ii) the Amended and Restated Warrants to acquire that aggregate number of Amended and Restated Warrant Shares as is set forth opposite the Buyer’s name in column (4) on the Securities Schedule attached hereto.

(b)           Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Eastern Standard Time, on October 31, 2007, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such other time and date as is mutually agreed to by the Company and the Buyer). The Closing shall occur on the Closing Date at the offices of Troutman Sanders LLP, 401 Ninth Street N.W., Suite 1000, Washington DC, 20004 (or at such other location as is mutually agreed to by the Company and the Buyer).

(c)           Delivery. On the Closing Date, the Company shall deliver to the Buyer (i) the Amended and Restated Debentures and (ii) the Amended and Restated Warrants. All of the foregoing securities shall be delivered in each case duly executed on behalf of the Company and registered in the name of the Buyer or its designee (so long as any such designee is an “accredited investor” as that term is defined in Rule 501(d) of Regulation D as promulgated by the SEC under the 1933 Act (“Regulation D”)).

2.                                       AMENDMENTS TO TRANSACTION DOCUMENTS.

(a)           Full Force and Effect. Except as otherwise expressly provided herein, effective as of the Closing Date, the Existing Securities Purchase Agreement and the Existing Security Agreement are, and shall continue to be, in full force and effect, except that on and after the Closing Date the Existing Securities Purchase Agreement and the Existing Security Agreement shall be as amended as follows:

(i)            all references in the Existing Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall be amended to mean the Existing Securities Purchase Agreement as amended by this Agreement;

(ii)           all references in the Existing Securities Purchase Agreement to the “Security Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Security Agreement shall be amended to mean the Existing Security Agreement as amended by this Agreement;

(iii)          all references in the Existing Security Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Security Agreement shall be amended to mean the Existing Security Agreement as amended by this Agreement;

(iv)          all references in the Existing Security Agreement to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall be amended to mean the Existing Securities Purchase Agreement as amended by this Agreement;

(v)           All references to “Convertible Debentures” therein shall be amended to mean the Amended and Restated Debentures as defined in this Agreement;

(vi)          All references to “Warrants therein shall be amended to mean the Amended and Restated Warrants as defined in this Agreement;

(vii)         All references to “Conversion Shares” therein shall be amended to mean the Amended and Restated Conversion Shares as defined in this Agreement;

(viii)        All references to “Irrevocable Transfer Agent Instructions” therein shall be amended to mean the Amended and Restated Transfer Agent Instructions as defined in this Agreement;

(ix)           All references to “Transaction Documents” therein shall be amended to mean “this Agreement, the Amended and Restated Convertible Debentures,

the Amended and Restated Warrants, the Securities Purchase Agreement, the Security Agreement, the Irrevocable Transfer Agent Instructions, and any related agreements”;

(x)            All references to “Closing Date” therein shall be amended to mean the Closing Date as defined in this Agreement.

(b)           Effective as of the Closing Date, the Existing Securities Purchase Agreement is amended as follows:

(i)            Sections 1, 2, 3, 6 and 7 shall be of no further force or effect.

(ii)           Section 5 shall be amended as follows:

(A)          The phrase “and all Liquidated Damages (as this term is defined in the Investor Rights Agreement)” shall be deleted from the first sentence of Section 5.

(B)           The phrase “and the Investor Registration Rights Agreement” shall be deleted from the fifth sentence of Section 5.

(iii)          Section 9 shall be amended to add a new Section 9(n) as follows:

“(n) Effectiveness of Certain Covenants. Notwithstanding any provision to the contrary contained in this Agreement or any other Transaction Document, none of the provisions in Sections 4(c), 4(g)(iv), 4(h), 4(i), 4(k), 4(m) and 4(n) shall be effective or otherwise apply to the Company or any of its subsidiaries or affiliates until such time as all of the Senior Secured Convertible Notes (as such term is defined in Convertible Debentures) have been fully paid and satisfied in accordance with their terms.”

(c)           Effective as of the Closing Date, the Subsidiary Security Agreement shall be terminated in its entirety and of no further force or effect, and the Buyer expressly releases Wentworth Oil from any pledges, security interests or liens granted by Wentworth Oil thereunder or under any other Transaction Document (as defined in the Existing Securities Purchase Agreement) and from past or future obligations or liabilities thereunder and authorizes the Company to file UCC-3 termination statements with respect to the UCC-1 financing statements filed by the Buyer against Wentworth Oil in Texas and Oklahoma and any other jurisdiction or office.

(d)           Effective as of the Closing Date, the Registration Rights Agreement shall be terminated in its entirety and of no further force or effect, and the Buyer expressly releases the Company from any past or future obligations or liabilities thereunder.

(e)           Effective as of the Closing Date, each of the July 20 Side Letter and the July 25 Side Letter shall be terminated in its entirety and of no further force or effect.

(f)            Effective as of the Closing, the Existing Security Agreement shall be amended as follows:

(i)            Section 1.3 shall be amended by adding the phrase “but excluding any such obligations of the Company incurred to the Secured Party and any such amounts owed to the Secured Party by the Company in connection with, arising out of or related to the Senior Secured Financing Documents (as such term is defined in Convertible Debentures) and all other agreements entered into by the Company in connection therewith” immediately after the word “hereunder” therein.

(ii)           Section 4.2 shall be amended by adding the phrase “and the security interests, pledges and liens of any kind created by the Company and its subsidiaries pursuant to the Senior Secured Financing Documents (as such term is defined in Convertible Debentures) or that are permitted thereby” immediately prior to the period at the end of sentence therein.

(iii)          Section 7.4 shall be deleted in its entirety.

(iv)          Article 8 shall be amended to add a new Section 8.10 as follows:

“8.10  Effectiveness of Affirmative and Negative Covenants. Notwithstanding any provision to the contrary contained in this Agreement or any other Transaction Document, none of the provisions in Articles 6 and 7 of this Agreement shall be effective or otherwise apply to the Company or any of its subsidiaries or affiliates until such time as all of the Senior Secured Convertible Notes (as such term is defined in Convertible Debentures) have been fully paid and satisfied in accordance with their terms.”

3.                                       REPRESENTATIONS AND WARRANTIES

(a)           Buyer Representations and Warranties. The Buyer represents and warrants as of the date hereof to the Company that:

(i)            Investment Purpose. The Buyer is acquiring the Amended and Restated Debentures and the Amended and Restated Warrants and, upon conversion of the Amended and Restated Debentures or the exercise of the Amended and Restated Warrants, the Buyer will acquire the Amended and Restated Conversion Shares or the Amended and Restated Warrant Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Buyer reserves the right to dispose of the Amended and Restated Conversion Shares or the Amended and Restated Warrant Shares at any time in accordance with or pursuant to an effective registration statement covering such Amended and Restated Conversion Shares or the Amended and Restated Warrant Shares or an available exemption under the Securities Act.

(ii)           Accredited Investor Status. The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(iii)          Reliance on Exemptions. The Buyer understands that the Amended and Restated Debentures and the Amended and Restated Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities law and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgements, and understanding of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire such securities.

(iv)          Information. The Buyer and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and information they deemed material to making an informed investment decision regarding its purchase of the Amended and Restated Debentures and the Amended and Restated Warrants, which have been requested by the Buyer. The Buyer and its advisors have been afforded the opportunity to ask questions of the Company and its management. The Buyer understands that its investment in the Amended and Restated Debentures and the Amended and Restated Warrants involves a high degree of risk. The Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enable and enables the Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Amended and Restated Debentures and the Amended and Restated Warrants.

(v)           No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendations or endorsement of the Amended and Restated Debentures and the Amended and Restated Warrant, or the fairness or suitability of the investment in the Amended and Restated Debentures and the Amended and Restated Warrant, nor have such authorities passed upon or endorsed the merits of the offering of the Amended and Restated Debentures and the Amended and Restated Warrants.

(vi)          Transfer or Resale. The Buyer understands that: (A) the Amended and Restated Debentures and the Amended and Restated Warrants have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned, or transferred unless (1) subsequently registered thereunder, or (2) the Buyer shall have delivered to the Company an opinion of counsel, in an acceptable form, to the effect that such securities to be sold, assigned, or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (B) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder; and (C) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Amended and Restated Conversion Shares and the Amended and Restated Warrant Shares.

(vii)         Legends. The Buyer understands that the certificates or other instruments representing the Amended and Restated Conversion Shares and the Amended and Restated Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company within two (2) business days shall issue a certificate without such legend to the holder of the Amended and Restated Conversion Shares and the Amended and Restated Warrant Shares upon which it is stamped, if, unless otherwise required by state securities laws, (A) in connection with a sale transaction, provided the Amended and Restated Conversion Shares and the Amended and Restated Warrant Shares are registered under the Securities Act or (B) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Amended and Restated Conversion Shares and the Amended and Restated Warrant Shares may be made without registration under the Securities Act.

(viii)        Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered by the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ix)           Due Formation of Buyer. Buyer has been duly formed and validly exists and has not been organized for the specific purpose of purchasing the Amended and Restated Debentures and the Amended and Restated Warrants and is not prohibited from doing so. Buyer changed its name from Cornell Capital Partners, LP to YA Global Investments, L.P. on or about July 30, 2007, under the laws of the Cayman Islands, but in all other respects remains the same legal entity as prior to the change of name.

(x)            No Legal Advice From the Company. The Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(b)           Company Representations and Warranties. The Company represents and warrants as of the date hereof to the Buyer that:

(i)            Organization and Qualification. The Company is a  corporation duly organized, validly existing and in good standing under the laws of Oklahoma, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company taken as a whole.

(ii)           Authorization, Enforcement, Compliance with Other Instruments. (A) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Amended and Restated Debentures, the Amended and Restated Warrants and any related agreements executed and delivered pursuant hereto or thereto and to issue the Amended and Restated Conversion Shares and the Amended and Restated Warrant Shares in accordance with the terms of the Amended and Restated Debentures and the Amended and Restated Warrants, respectively, (B) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including, without limitation, the issuance of the Amended and Restated Debentures and the Amended and Restated Warrants, have been duly authorized by the Company’s Board of Direction and no further consent or authorization is required by the Company, its Board of Directors or its stockholders and

(C) each of this Agreement, the Amended and Restated Debentures and the Amended and Restated Warrants constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(iii)          Issuance of Securities. The Amended and Restated Conversion Shares and the Amended and Restated Warrant Shares issuable upon conversion of the Amended and Restated Debentures and exercise of the Amended and Restated Warrants have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Amended and Restated Debentures and the Amended and Restated Warrants, the Amended and Restated Conversion Shares and the Amended and Restated Warrant Shares will be duly issued, fully paid and nonassessable.

(iv)          No Conflicts. After giving effect to the terms of this Agreement and the transactions contemplated by the Closing, including, without limitation, the waivers set forth in Section 4(b), and the terms of the Amendment Agreements and the transactions contemplated by the 2007 Closing (as defined in the Amendment Agreements), including, without limitation, the waivers set forth in Section 3(e) thereof, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) result in a violation of the Company’s Articles of Incorporation or the By-laws or (B) conflict with or constitute a default under (or an event which with notice or lapse of time or both would become a default under), or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company. The business of the Company is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement, the Amended and Restated Debentures and the Amended and Restated Warrants and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, the Amended and Restated Debentures and the Amended and Restated Warrants. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

(v)           No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Amended and Restated Debentures and the Amended and Restated Warrants.

4.                                       CERTAIN COVENANTS AND AGREEMENTS.

(a)           Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)           Waiver. Notwithstanding any provisions to the contrary contained in any Transaction Document (as in effect prior to or after the Closing), including, without limitation, Section 8.4 of the Existing Security Agreement, effective as of the Closing, the Buyer hereby irrevocably waives: (i) any and all breaches, defaults or Events of Default by the Company arising under the Transaction Documents (as in effect prior to the Closing) prior to the Closing Date, (ii) any fees, charges and penalties arising under the Transaction Documents (as in effect prior to the Closing) prior to the Closing Date in connection with any such breaches, defaults or Events of Default, and (iii) any and all breaches, defaults or Events of Default by the Company arising under the Transaction Documents (as in effect prior to and after the Closing) as a result of the debt, security and equity documents entered into in connection with the Note Securities Purchase Agreement, the Amendment Agreements and the Notes.

(c)           Effective as of the Closing Date, the Buyer agrees that any “Holder” or its successors or assigns under the Amended and Restated Convertible Debentures, and any “Holder” or its permitted assigns with respect to the Amended and Restated Warrants or any holder of shares of Common Stock acquired upon the conversion or exercise of the Amended and Restated Convertible Debentures or the Amended and Restated Warrants, shall not be entitled to the benefit of the indemnification provided for in Section 9(k)(c) of the Note Securities Purchase Agreement, to the extent such Holder, holder, successor or assign becomes the beneficial owner (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated there under) of more than 4.9% of the then issued and outstanding shares of Common Stock.

(d)           The Buyer acknowledges and agrees that the Existing Pledge and Escrow Agreement and the Escrow Agreement have been terminated and are of no further force or effect.

(e)           For the purposes of Rule 144, the Company acknowledges that the holding period of (i) the Amended and Restated Debentures (including the corresponding Amended and Restated Conversion Shares) may be tacked onto the holding period of the Existing Debentures and (ii) the Amended and Restated Warrants (including the corresponding Amended and Restated Warrant Shares) may be tacked onto the holding period of the Existing Warrants (in the case of Cashless Exercise (as defined in the Amended and Restated Warrants)), and the Company agrees not to take a position contrary to this Section 4(e). The Company’s acknowledgement and agreement set forth in this Section 4(e) shall be subject in all respects to Rule 144 and other applicable securities laws, as may be in effect from time to time.

5.                                       CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Buyer hereunder are subject to the satisfaction of each of the following conditions on the Closing Date, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a)           The Buyer shall have delivered to the Company the Buyer’s Existing Debentures and Existing Warrants for cancellation.

(b)           The representations and warranties of the Buyer in Section 3(a) shall be true and correct in all material respects (except to the extent that any of such representation and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date but need not also be true and correct as of the Closing Date) and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer as of the Closing Date.

6.                                       CONDITIONS TO BUYER’S OBLIGATIONS HEREUNDER.

The obligations of the Buyer hereunder are subject to the satisfaction of each of the following conditions on the Closing Date, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have executed and delivered to the Buyer the Amended and Restated Debentures and the Amended and Restated Warrants.

(b)           The Amended and Restated Irrevocable Transfer Agent Instructions, in the form attached hereto as Exhibit C, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

(c)           After giving effect to the terms of this Agreement and the transactions contemplated by the Closing, including, without limitation, the waivers set forth in Section 4(b), and the terms of the Amendment Agreements and the transactions contemplated by the 2007 Closing (as defined in the Amendment Agreements), including, without limitation, the waivers set forth in Section 3(e) thereof, (i) the representations and warranties of the Company in Section 3(b) shall be true and correct in all material respects (except to the extent that any of such representation and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date but need not also be true and correct as of the Closing Date) and (ii) the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed satisfied or complied with by the Company as of  the Closing Date.

7.                                       TERMINATION.

In the event that the Closing does not occur by November 1, 2007, due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement at the close of business on such date without liability of a party to the other party. Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents (as defined in the Existing Securities Agreement) in effect prior to the execution of this Agreement.

8.                                       MISCELLANEOUS.

(a)           Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to its principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Section 8.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery thereof.

(c)           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(h)           Entire Agreement; Effect on Prior Agreements; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer and the Company with respect to the matters set forth herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party charged with enforcement.

(i)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Wentworth Energy, Inc.
112 E. Oak Street, Suite 200
Palestine, TX 75801
Telephone:	(903) 723-0395
Facsimile:	(903) 723-5368
Attention:	Chief Executive Officer

and

Wentworth Energy, Inc.
Suite 306A, 15252 - 32nd Avenue
Surrey, British Columbia, V3S 0R7
Canada
Telephone (604) 536-6055
Facsimile: (604) 536-6077
Attention:	Chief Financial Officer

With copies (for informational purposes only) to:

Troutman Sanders LLP
401 9th St., N.W.
Suite 1000
Washington, DC 20004-2134
Telephone:	(202) 274-2810
Facsimile:	(202) 654-5649
Attention:	Todd R. Coles, Esq.

and

Dieterich & Associates
11300 W. Olympic, Suite 800
Los Angeles, California 90064
Telephone: (310) 312-6888
Facsimile: (310) 312-6680
Attention: Chris Dieterich

If to the Buyer:

YA Global Investments, L.P.
101 Hudson Street
Suite 3700
Jersey City, NJ 07303
Telephone:	(201) 985-8300
Facsimile:	(201) 985-8266
Attention:	Mark Angelo

With a copy to:

Troy Rillo, Esq.
101 Hudson Street
Suite 3700
Jersey City, NJ 07303
Telephone:	(202) 985-8300

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) Business Days prior to the effectiveness of such change.

(j)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(k)           Survival. Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Buyer contained herein and the agreements and covenants set forth herein shall survive the Closing.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

WENTWORTH ENERGY, INC.

By:	/s/ John Punzo
Name: John Punzo
Title: Chief Executive Officer

[Signature Page to Amendment and Exchange Agreement]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC, its Investment Manager

By:	/s/ David Gonzalez
Name: David Gonzalez
Title: Managing Member

[Signature Page to Amendment and Exchange Agreement]

SECURITIES SCHEDULE

(1)	(2)	(3)	(4)	(5)	(6)	(6)
Investor	Address and Facsimile Number	Aggregate Principal Amount, Interest, and Other Charges of Amended and Restated Debenture	Aggregate Amount of Amended and Restated Debentures	Aggregate Number of Existing Warrants	Aggregate Number of Amended and Restated Warrant Shares	Legal Representative's Address and Facsimile Number

YA Global Investments, L.P.	101 Hudson Street Suite 3700 Jersey City, NJ 07303 Fax: 201-985-8266 Telephone: 201-985-8300 Residence: New Jersey	Debenture No. CCP-1: $774,159 Debenture No. CCP-2: $644,414	Debenture No. CCP-1: $774,159 Debenture No. CCP-2: $644,414	1,500,000	1,500,000	David Fine 101 Hudson Street Suite 3700 Jersey City, NJ 07303 Fax: 201-985-8266 Telephone: 201-985-8300 Residence: New Jersey

EXHIBITS

Exhibit A                Form of Amended and Restated Debentures

Exhibit B                Form of Amended and Restated Warrant

Exhibit C                Form of Amended and Restated Irrevocable Transfer Agent Instructions